UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

(Amendment No. 1)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CRIMSON EXPLORATION INC.

(Name of Registrant as Specified In Its Charter)

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Explanatory Note

On April 11, 2007, Crimson Exploration Inc. filed with the Securities and Exchange Commission its definitive proxy statement for its Annual Meeting of Stockholder to be held on May 10, 2007. After the filing of the proxy statement but prior to the mailing of the proxy statement to its stockholders, the Company discovered certain typographical errors relating to calendar dates and share numbers in the following sections: Proposal 2 - Ratification of the Appointment of Our Independent Auditors and the table titled “Security Ownership of Certain Beneficial Owners and Management”. The company is amending and restating the proxy statement to correct those errors.

CRIMSON EXPLORATION INC.

717 Texas, Suite 2900

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 10, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Crimson Exploration Inc. will be held on Thursday, May 10, 2007 at 9:30 a.m. CDT, at 717 Texas, Suite 2900, Houston, Texas 77002, (713) 236-7400, for the following purposes:

(1)	To elect five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.
(2)	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2007; and
(3)	To consider and act upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

The close of business on April 3, 2007 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournments or postponement thereof. For at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be open to any stockholder’s examination during ordinary business hours at our offices at 717 Texas, Suite 2900, Houston, Texas 77002.

A proxy for the meeting and a proxy statement with information concerning the matters to be acted upon is enclosed herewith.

By Order of the Board of Directors

/s/ Allan D. Keel

Allan D. Keel

President and Chief Executive Officer

Houston, Texas

April 10, 2007

Your vote is important no matter how large or small your holdings may be. If you do not expect to be present at the meeting in person, you are urged to immediately complete, date, sign, detach and return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. In the alternative, you may elect to vote by internet or by phone by following the instructions set forth in the enclosed proxy.

CRIMSON EXPLORATION INC.

717 Texas, Suite 2900

Houston, Texas 77002

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 10, 2007

The Board of Directors (the “Board”) of Crimson Exploration Inc. (the “Company” or “Crimson”) is furnishing this proxy statement to stockholders beginning on or about April 16, 2007 in connection with a solicitation of proxies for use at the annual meeting of stockholders to be held on Thursday, May 10, 2007, at 9:30 a.m. CDT, at 717 Texas, Suite 2900, Houston, Texas 77002, (713) 236-7400, and at all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

All shares represented by a valid proxy, properly executed, duly returned to us and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) FOR the nominees for election as directors named herein under “Election of Directors”, and (ii) FOR the ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2007, and at the discretion of the person named as proxy with regard to any other matter that may properly come before the Annual Meeting.

Executing a proxy given in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy. Any stockholder giving a proxy may revoke it at any time by giving written notice thereof to Crimson Exploration Inc., 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060, Attention: Stephen W. Schoppe.

RECORD DATE AND VOTING SECURITIES

The record date for determining the stockholders entitled to vote at the Annual Meeting is the close of business on April 3, 2007 (the “Record Date”). On that date, 3,335,031 shares of our Common Stock, par value $.001 per share (“Common Stock”), were outstanding and entitled to vote. In deciding all questions and other matters, a holder of Common Stock on the Record Date may cast one vote for each share of Common Stock registered in his or her name. Shares of our Series G Convertible Preferred Stock, par value $.01 per share (the “Series G Preferred Stock”), and shares of our Series H Convertible Preferred Stock, par value $.01 per share (the “Series H Preferred Stock”), may vote on an “as-converted” basis with the Common Stock with respect to matters on which approval of our stockholders may be required. However, with respect to the election of directors, the Series G Preferred Stock is entitled to elect a majority of our directors, but not the remaining directors, which the holders of the Common Stock and Series H Preferred Stock are entitled to elect. On the Record Date, 81,000 shares of Series G Preferred Stock, representing the voting power of 5,252,895 shares of Common Stock, and 5,210 shares of

Series H Preferred Stock, representing the voting power of 744,288 shares of Common Stock, were outstanding. Our Series D Preferred Stock (the “Series D Preferred Stock”) and Cumulative Convertible Preferred Stock, Series E (the “Series E Preferred Stock”), $.01 par value per share, of which 8,000 and 9,000 shares, respectively, are outstanding, do not have voting rights unless required by law or as set forth in their respective Certificates of Designation.

Effective September 15, 2006, the Company completed a reverse stock split of its Common Stock pursuant to which any ten shares of issued and outstanding Common Stock was combined into one share of Common Stock. This action was taken pursuant to Board resolutions adopted on July 28, 2006, which authorized an amendment to Crimson’s certificate of incorporation effecting a reverse split of our Common Stock. The resolutions were approved by written consent of OCM GW Holdings, LLC, the Company’s principal stockholder which at the time held approximately 55.0% of the voting power of the outstanding capital stock entitled to vote on such matters. References in this proxy to shares of Common Stock and the number of shares of Common Stock that may be issued upon conversion of preferred shares and upon the exercise of stock option grants and warrants have been revised to reflect the effect of such reverse stock split.

A significant portion of our capital stock’s voting power is held by one investor and by our management. See “Security Ownership of Certain Beneficial Owners and Management.”

QUORUM AND VOTING

To be validly approved by the stockholders, two of the director nominees (as indicated in Proposal No. 1) must be elected by a plurality of votes cast by holders of the Common Stock and Series H Preferred Stock entitled to vote at the Annual Meeting; the remaining three director nominees (as indicated in Proposal No. 1) must be elected by a majority of votes cast by holders of the Series G Preferred Stock entitled to vote at the Annual Meeting. The proposal to ratify our appointment of Grant Thornton LLP for the fiscal year ended December 31, 2007, must be approved by the affirmative vote of a majority of votes that are actually voted at the Annual Meeting with respect to shares of Common Stock, Series G Preferred Stock and Series H Preferred Stock. Each share of Common Stock is entitled to one vote per share. Each share of Series G Preferred Stock votes on an “as-converted” basis with the Common Stock on the second proposal, the ratification of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2007. With respect to the first proposal regarding the election of directors, each share of Series G Preferred Stock is not entitled to vote except as a separate class for the three Series G Preferred Stock director nominees (as indicated in Proposal No. 1), in which case each share is entitled to one vote. The Series G Preferred Stock currently has a conversion price of $9.00 a share; on a fully converted basis the 81,000 shares of Series G Preferred Stock (including accrued and unpaid dividends to April 3, 2007) would convert into 5,252,895 shares of Common Stock. Each share of Series H Preferred Stock votes on an “as-converted” basis with the Common Stock on the proposals described in this statement. The Series H Preferred Stock currently has a conversion price of $3.50 a share; on a fully converted basis the 5,210 shares of Series H Preferred Stock would convert into 744,288 shares of Common Stock.

Only votes cast “FOR” a matter constitute affirmative votes. A majority of the issued and outstanding shares of Common Stock and Series G Preferred Stock and Series H Preferred

Stock (on an “as-converted” basis) are necessary to constitute a quorum to transact business. Each share represented at the Annual Meeting in person or by Proxy will be counted towards a quorum. Votes “withheld” or “abstaining” from voting will be counted for quorum purposes.

Proposal 1

Election of Directors

The Board consists of five directors, a majority of which the Series G Preferred Stock, voting as a class, is entitled to elect. The two director nominees indicated below which the holders of the Common Stock and Series H Preferred Stock are entitled to vote on as a single class (the “Common/Series H Nominees”) have been nominated by the Board for re-election to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The three director nominees indicated below which the holders of the Series G Preferred Stock are entitled to vote on as a class (the “Series G Nominees”; cumulatively, the “Nominees”) have been nominated by the Board members elected by holders of the Series G Preferred Stock at our last annual meeting for re-election to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

It is expected that the five Nominees named below will be able to accept such nominations. If any Nominee for any reason is unable or is unwilling to serve at the time of the Annual Meeting, the Proxy holder may vote the Proxy for a substitute nominee or nominees to the extent such holder is entitled to vote on such nominee. The following sets forth information as to the five Nominees for election at the Annual Meeting, including their ages, present principal occupations, business experience, and directorships in other publicly-held companies.

THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

DIRECTORS AND NOMINEES

SERIES G NOMINEES

Name	Age	Position	Year First Elected Director
Allan D. Keel	47	President, Chief Executive Officer and Director	2005
B. James Ford	38	Director	2005
Skardon F. Baker	37	Director	2005

COMMON/SERIES H NOMINEES

Name	Age	Position	Year First Elected Director
Lee B. Backsen	66	Director	2005
Lon McCain	59	Director	2005

Allan D. Keel was appointed Chief Executive Officer and President and joined the Company’s Board of Directors on February 28, 2005. Before joining Crimson, Mr. Keel was Vice President/General Manager of Westport Resources, Houston office, during 2004. In this role he was responsible for their Gulf of Mexico operations including acquisitions, development and exploration. In 2003, Mr. Keel served as a consultant to both domestic and international companies in building their presence in the Gulf of Mexico. From mid-2000 until mid-2001, Mr.

Keel served as a Vice President at Enron Energy Finance where he worked on private equity transactions and volumetric production payments. From mid-2001 through 2002, Mr. Keel served as President and CEO of Mariner Energy Company (“Mariner”), a majority owned affiliate of Enron. Subsequent to Enron’s bankruptcy and its decision to sell Mariner, Mr. Keel partnered with Oaktree Capital Management, LLC in an effort to acquire Mariner. From 1996 until mid-2000, Mr. Keel was Vice President/General Manager for Westport Resources, where he built the Gulf of Mexico division from the grassroots. From 1984 to 1996, Mr. Keel was with Energen Resources where he directed the company’s exploration, joint venture and acquisition activities. He received BS and MS degrees in geology from the University of Alabama and an MBA from the Owen School of Management at Vanderbilt University. Mr. Keel was appointed pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC, whose ultimate parent is Oaktree Capital Management, LLC.

B. James Ford became a member of the Company’s Board of Directors on February 28, 2005. Mr. Ford is a Managing Director of Oaktree Capital Management, LLC. Before joining Oaktree in June 1996, Mr. Ford was a consultant with McKinsey & Co., and a financial analyst in the Investment Banking Department of PaineWebber Incorporated. Mr. Ford earned a Bachelor of Arts in Economics from the University of California at Los Angeles and an MBA from the Stanford University Graduate School of Business. He currently serves as a director of Cequel Communications; HydroChem Holdings, Inc.; Triton Media and Red Technology Alliance, LLC. Mr. Ford was appointed pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC, whose ultimate parent is Oaktree Capital Management, LLC.

Skardon F. Baker became a member of the Company’s Board of Directors on February 28, 2005. Mr. Baker is a Senior Vice President of Oaktree Capital Management, LLC’s Principal Activities Group. Prior to joining Oaktree in 2004, Mr. Baker spent four years at J.P. Morgan Chase & Co. and its predecessor organizations, serving most recently as a Vice President in the Mergers and Acquisitions group responsible for identifying and executing leveraged transactions for the firm’s financial sponsor client base. During his time at J.P. Morgan Chase, Mr. Baker worked on several advisory assignments in Asia and also served as Executive Aide to Geoff Boisi and Don Layton, co-CEOs of JP Morgan’s Global Investment Banking operations. Prior to J.P. Morgan Chase, Mr. Baker was a Director and Associate at The Beacon Group, LLC, a merger advisory and private investment firm. Mr. Baker received an MBA from Harvard Business School and a JD from the University of Texas School of Law, where he was Associate Editor of The Texas Law Review. Prior to graduate school, Mr. Baker served as Chief Speechwriter and Special Assistant for the Office of Governor George W. Bush. Prior to that, he was a Lieutenant in the United States Army. Mr. Baker received an A.B. degree magna cum laude in Government from Harvard University. Mr. Baker was appointed pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC, whose ultimate parent is Oaktree Capital Management, LLC.

Lee B. Backsen became a member of the Company’s Board of Directors on June 1, 2005. Mr. Backsen is Vice President – Exploration for Andex Resources, LLC, a private oil and gas producing company, with responsibility for sourcing exploration joint ventures. From 2000 until joining Andex in 2004, Mr. Backsen was a consulting geologist for Continental Land & Fur Co., Inc. and Grant Geophysical, Inc., for whom he screened exploratory prospects in the Texas and Louisiana Gulf Coast Basins. Prior to establishing his consulting practice in 2000, Mr. Backsen spent over 35 years in the industry in senior exploration management positions with Burlington Resources Inc., UMC Petroleum Corporation, General Atlantic Gulf Coast Inc., Kerr McGee Corporation, Pelto Oil Company, Spectrum Oil and Gas Company and Shell Oil Company. Mr. Backsen earned Bachelor of Science degree and Masters of Science degree in Geology from Iowa State University.

Lon McCain became a member of the Company’s Board of Directors on June 1, 2005. Mr. McCain was Vice President, Treasurer and Chief Financial Officer of Westport Resources Corporation, a large, publicly traded exploration and production company, from 2001 until the sale of that company to Kerr McGee Corporation in 2004. From 1992 until joining Westport, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company and Petro-Lewis Corporation and Ceres Capital. He currently serves as a director of Transzap Inc. and Cheniere Energy Partners. Mr. McCain received a B.S. of Business Administration and a Masters of Business Administration/Finance from the University of Denver. Mr. McCain has also been an Adjunct Professor of Finance at the University of Denver since 1982.

Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified. The Board met four times during 2006. No director during the last fiscal year attended fewer than 75% of the total number of meetings of the Board and committees on which that director served during that year.

Stockholders desiring to communicate with the Board may do so by mail addressed as follows: Board of Directors, Crimson Exploration Inc., 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060. We believe our responsiveness to stockholder communications to the Board has been excellent.

The Company encourages, but does not require, directors to attend annual meetings of stockholders. At the Company’s 2006 stockholder meeting, all members of the Board at the time of the meeting attended.

BOARD MEETINGS AND COMMITTEES

Our Board has established an audit committee and a compensation committee. Although our Board has not made a formal determination on the matter, under current NASDAQ listing standards (which we are not currently subject to), we believe that Lee B. Backsen and Lon McCain would be considered independent directors including, with respect to Mr. McCain, under applicable standards for audit committee members. Because of his employment with us, Allan D. Keel would not be considered independent. B. James Ford may not be considered an independent director because of his senior position with Oaktree Capital Management, LLC, the parent of our controlling stockholder. Also, Skardon F. Baker may not be considered independent because of his senior position with Oaktree Capital Management, LLC’s Principal Activities Group.

The Audit Committee was established to review and appraise the audit efforts of our independent auditors, and monitor our accounts, procedures and internal controls. Our Audit Committee consists of Messrs. McCain and Baker. The committee met four times in 2006. The Board has determined that Mr. McCain is an “audit committee financial expert” as defined under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Our Audit Committee has adopted a charter which is posted on our website www.crimsonexploration.com under “Corporate Governance.”

The function of the Compensation Committee is to fix the annual salaries and other compensation for our executive officers and key employees. Our Compensation Committee consists of Messrs. Ford and Backsen. The committee met once in 2006. Our Compensation Committee has adopted a written charter which is posted on our website www.crimsonexploration.com under “Corporate Governance.” The Compensation Committee has the following authority and responsibilities:

•	To establish and review our overall compensation philosophy;
•

To review and approve corporate goals and objectives relevant to our executive officers’ compensation, evaluate the performance of such officers and recommend for approval by the Board, the benefits, direct and indirect, of our executive officers based on this evaluation;

•	To review and recommend to the Board for approval all our equity compensation plans that are not otherwise subject to the approval of the stockholders;
•	To review and make recommendations to the Board for approval all equity awards;
•	To review and monitor all employee pension, profit-sharing and benefit plans, if any; and
•	To make recommendations to the Board with regard to our compensation and benefit programs and practices for all employees.

While the Compensation Committee is not prohibited from delegating its functions, the Compensation Committee has not done so in the past, although it may consider senior management’s recommendations as to appropriate compensation for members of management reporting to them, as discussed under “Compensation Discussion and Analysis” below.

The Board does not have a nominating committee. We believe that the entire Board is able to fulfill the functions of a nominating committee. In any event, the directors elected solely by the Series G Preferred Stock, constituting a majority of directors, are entitled to nominate the directors to be elected by the holders of the Series G Preferred Stock or, if there are no such directors, holders of a majority of the Series G Preferred Stock may nominate the nominees for election as such directors, and the following discussion is so qualified by the rights of the holders of the Series G Preferred Stock and their elected directors. We do not have a charter addressing director nominations.

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand financial statements and having the highest personal integrity and ethics. The Board also considers such factors as relevant expertise and experience, ability to devote sufficient time to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.

The Board does not have a formal process for identifying and evaluating nominees for directors. Instead, it uses its network of contacts to identify potential candidates. The Board will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board will meet to discuss and consider such candidates’ qualifications and then select a nominee for recommendation to the Board by majority vote, subject to the rights of the holders of the Series G Preferred Stock and their elected directors to nominate and elect a majority of directors.

The Board has not established procedures for considering nominees recommended by stockholders.

We have adopted a “code of ethics” as defined by the applicable rules of the SEC, and it has been posted on our website: www.crimsonexploration.com.

EXECUTIVE OFFICERS

The following table sets forth information on our executive officers, except for Allan D. Keel whose information is included with the above information regarding the Company’s directors:

Name	Age	Position	Year First Elected Officer
E. Joseph Grady	54	Senior Vice President and Chief Financial Officer	2005
Tracy Price	48	Senior Vice President – Land/Business Development	2005
Thomas H. Atkins	48	Senior Vice President – Exploration	2005
Jay S. Mengle	53	Senior Vice President – Engineering	2005

E. Joseph Grady was appointed Vice President and Chief Financial Officer on February 28, 2005. E. Joseph Grady is managing director of Vision Fund Advisors, Inc., a financial advisory firm he co-founded in 2001 and serves as an advisor to the Board for the firm’s privately-held advisory clients. Mr. Grady has over twenty-five years of financial, operational and administrative experience, including seventeen years in the oil and gas industry. He was formerly Senior Vice President – Finance and Chief Financial Officer of Texas Petrochemicals Holdings, Inc. from April 2003 to July 2004 and Vice President – Chief Financial Officer and Treasurer of Forcenergy Inc. from 1995 to 2001.

Tracy Price was appointed Senior Vice President – Land/Business Development on April 1, 2005. Mr. Price joined the Company after serving as the Senior Vice President – Land/Business Development for The Houston Exploration Company from 2001 until joining the Company. Prior to his tenure at The Houston Exploration Company, Mr. Price served as Manager of Land and Business Development for Newfield Exploration Company between 1990 and 2001. From 1986 to 1990 Mr. Price was Land Manager for Apache Corporation. Prior to Apache, Mr. Price has also served in similar land management capacities at Challenger Minerals Inc. and Phillips Petroleum Company. Mr. Price received his BBA in Petroleum Land Management from the University of Texas.

Thomas H. Atkins was appointed Senior Vice President – Exploration on April 1, 2005. Mr. Atkins joined the Company after serving as the General Manager – Gulf of Mexico for Newfield Exploration Company where he was employed from 1998 until joining the Company. Prior to his tenure at Newfield, Mr. Atkins served in various exploration capacities with EOG Resources and its predecessor companies from 1984 to 1998, including prospect generator, development geologist and finally as Exploration Manager. Mr. Atkins also worked at the Superior Oil Company from 1981 through 1984. Mr. Atkins received a BS in Geology from the University of Oklahoma.

Jay S. Mengle was appointed Senior Vice President – Engineering on April 1, 2005, after serving as the Shelf Asset Manager – Gulf of Mexico for Kerr McGee Corporation subsequent to its 2004 merger with Westport Resources. Mr. Mengle was with Westport Resources from 1998 to 2004, where he started Westport’s Gulf Coast/Gulf of Mexico drilling and production operations. Prior to joining Westport, Mr. Mengle also served in various drilling, production and marketing management capacities at Norcen Energy Resources, Kirby Exploration and Mobil Oil Corp. Mr. Mengle received his BS in Petroleum Engineering from the University of Texas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors, the annual compensation and compensation procedures for the five executive officers of the Company: the President - Chief Executive Officer; Senior Vice President - Chief Financial Officer; Senior Vice President - Land and Business Development; Senior Vice President - Engineering and Senior Vice President - Exploration.

Philosophy and Objectives of the Compensation Program

The primary objective of our executive officer compensation program is to attract and retain key employees, and to provide motivation and reward for achieving the Company’s financial and non-financial goals and objectives. We believe that compensation of our executive officers should reflect their success as a management team as well as rewarding them for individual accomplishments. The philosophy of the Compensation Committee is that compensation to executive officers, specifically including the President and Chief Executive Officer, should be directly and materially linked to the Company’s achievement of specific annual, long-term and strategic goals of the Company and to their individual contribution to the attainment of those goals. The overall compensation strategy of the Company is to maximize stockholder return by offering a balanced combination of annual and long-term compensation to executive officers based upon corporate and individual performance.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward our executive officers’ contribution to the Company’s achievement of its financial and non-financial goals and objectives. In measuring their contribution, the Compensation Committee considers numerous factors including the Company’s overall growth and financial performance. All executive officers participate in a performance based incentive compensation plan that is based on the Company’s success in meeting or exceeding key financial and business objectives including meeting pre-determined financial and operating goals.

2006 Executive Compensation Components

For the fiscal year ending December 31, 2006, the principal compensation components for the executive officers were:

•	Base salary;
•	Performance based incentive compensation;

•	Long term equity incentive compensation;
•	Overriding royalty interest plan compensation; and
•	Perquisites and other personal benefits.

The Compensation Committee has not retained a compensation consultant to review our policies and procedures with respect to executive compensation. The Compensation Committee utilizes energy industry compensation surveys to conduct a benchmark review of the aggregate level and mix of our executive compensation against companies in our industry.

Base Salary

Annual compensation is generally paid in the form of base salary. All of our executive officers are subject to employment agreements that provide for a fixed base salary with a discretionary bonus component. These salaries were determined by our Board of Directors which took into account competitive factors and the historic salary structure for various levels of responsibility within the Company, level and scope of responsibility, individual and corporate performance and salaries paid for comparable positions at similarly situated companies. In the future, base salary determinations will be based on recommendations from the Compensation Committee. The Compensation Committee will consider senior management’s recommendations as to appropriate compensation for members of management reporting to them. At the time the employment agreements were entered into, we set base salaries at the base salary comparables for each position, and the Compensation Committee will continue to do so in the future.

Performance Based Incentive Compensation

The executive officers were paid annual incentive bonuses in March 2007 that were determined based upon the Company’s success in meeting certain minimum financial and operating performance goals for calendar year 2006. Incentive bonuses paid to the executive officers for 2006 were approximately 30% to 40% of their respective base salary.

The Compensation Committee approves, on an annual basis, individual quantitative performance goals for each of the following performance categories: (i) oil and gas production levels (Production), (ii) Earnings Before Interest, Taxes, Depreciation, Amortization and Exploration Expenses (EBITDAX), (iii) replacement of oil and natural gas reserves depleted by production (Reserve Replacement), (iv) Finding and Development Costs (F&DC), and (v) Return on Invested Capital (ROIC).

Definitions of Performance Categories

Production. The production goal is based on targeted increases in true production levels for the year, established prior to the beginning of the year.

EBITDAX. EBITDAX is a non-GAAP measure we use as an approximation of cash flow from operations before tax. Our definition of EBITDAX may differ from that of other companies and excludes Exploration (Geological & Geophysical) expenses and Dry Hole Costs (DHC).

Reserve Replacement. Reserve Replacement is a measure of the Company’s ability to replace oil and gas reserves over and above equivalent reserves depleted by oil and gas production during the fiscal year.

F&DC. Finding and Development Costs are the measure of the cost ($/mcfe) to locate prospects, acquire production rights, drill and complete wells and install or construct production equipment and facilities.

ROIC. ROIC is a measure of earnings before tax but excludes certain expenses, including Exploration Costs and Dry Hole Costs, SFAS 123 expenses, gains/losses from mark to market on derivatives and gains/losses from asset impairment, divided by stockholders’ equity (consisting of the par value of preferred stock and Common Stock plus Additional Paid-In Capital).

Determining Bonuses To Be Paid

Bonuses are typically paid out in cash and/or restricted stock in the first quarter of the year following the year in which they are earned. For each executive officer, the Compensation Committee determines the appropriate percentage allocation to be assigned each of the five performance categories. In most cases, when determining an executive officer’s bonus, the Compensation Committee gives equal weight to each category except when a particular performance category bears a more direct relationship to the executive officer’s areas of responsibility, in which case a particular performance category may be more heavily weighted.

As respects the method for calculating the individual executive officer’s annual bonus, should the Company’s financial and operating results meet or exceed either the pre-determined “Minimum”, “Target” and “Maximum” values assigned a particular performance category, then the executive officer is paid an annual bonus that is a percentage of their annual salary. The actual percentage of annual salary that is paid as an annual incentive bonus ranges from 20% to 100% of the annual salary paid Messrs. Keel and Grady and from 20% to 70% of the annual salary paid Messrs. Price, Mengle and Atkins. The actual percentage of annual salary paid an executive officer is dependent upon the extent to which the Company meets or exceeds the Company’s pre-determined performance goals. Payment of annual incentive bonuses to our executive officers is not guaranteed and is based upon actual Company performance during the fiscal year.

The Compensation Committee has the ability to award additional discretionary bonuses to our executive officers, even if performance goals are not met, should their individual performance or contribution during the year merit a bonus. During 2006, such discretionary bonuses were awarded to Messrs. Price and Mengle for $11,600 and $20,000, respectively.

Long Term Equity Compensation

The Company makes stock option grants from time-to-time as a mechanism for providing long-term, non-cash compensation to the executive officers. The Board believes that stock options are an effective incentive for executive officers and managers to create value for the Company and the stockholders since the value of an option bears a direct relationship to appreciation in the Company’s stock price. By using stock-based compensation, the Company can focus much needed cash flow, which would otherwise be paid out as compensation, back into the daily operations of the business. Individual stock option grants are subjectively determined based upon a number of factors, including individual and Company performance and prior year grants. The majority of shares granted under our 2005 Stock Incentive Plan were to newly hired executive officers during 2005 as an incentive to join the Company and to improve the long-term performance and success of the Company. The grants are discussed in the Executive Compensation section below under “Option Awards.”

Our 2005 Stock Incentive Plan also permits the granting of other equity-based awards, which the Company may issue from time to time. For example, in 2006 the Company granted restricted stock awards to certain executive officers in lieu of 50% of their cash bonus for 2005, at the executive officers’ election. These restricted stock awards vested one year from the date of grant.

Grants under our 2005 Stock Incentive Plan are intended to qualify as “performance based compensation” and thus are not subject to the limits of Section 162(m). In 2006, the Company issued no stock options to executive officers, but during this period did issue to non-executive employees options to purchase 51,000 shares of Common Stock. Options to acquire 100,000 shares of Common Stock were forfeited by the resignation in 2006 of a former executive officer of the Company.

All option grants by the Company are made at an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant. Currently, approximately 2,191,000 of the outstanding options have an exercise price greater than $6.25, the closing price of the underlying Common Stock on December 29, 2006.

We do not have any program, plan or practice in place for selecting grant dates for awards under our 2005 Stock Incentive Plan in coordination with the release of material non-public information. We are not prohibited from granting options at times when our executives are in possession of material non-public information. However, no inside information was taken into account in determining the number of options previously awarded or the exercise price for those awards, and we did not “time” the release of any material non-public information to affect the value of those awards.

Overriding Royalty Interest Plan

This plan is designed to reward the efforts of those Company employees who are successful in exploring for oil and natural gas on behalf of the Company. The program is available only to those company employees that are directly involved in oil and natural gas exploration efforts, including the Senior Vice President-Exploration who is the only named executive officer entitled to benefits under this plan. No benefits were paid under this plan during 2006. In order to be able to participate in the Plan, a potential candidate must be recommended for participation by the Company’s President and approved by the Compensation Committee. Under this plan the participants share a portion of the net revenue interest held by the Company in certain oil and natural gas producing properties generated by the exploration program.

Perquisites and Other Personal Benefits

In certain circumstances, the Company provides certain perquisites and other personal benefits to its executive officers and other employees. We believe these perquisites are reasonable, competitive and consistent with the overall compensation program to enable the Company to attract and retain qualified employees for key positions.

The Company offers a variety of health and welfare programs to all eligible employees. The executive officers are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss. Our programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. The Compensation Committee periodically reviews the perquisites and other benefits offered the Company’s employees.

Tax Treatment

We consider the anticipated tax treatment of our executive compensation program when setting levels and types of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to a company’s chief executive officer or any of its other four most highly compensated executive officers in excess of $1 million in any year, with certain performance-based compensation being specifically exempt from this deduction limit. During 2006, none of our employees subject to this limit received Section 162(m) compensation in excess of $1 million. Consequently, the requirements of Section 162(m) should not affect the tax deductions available to us in connection with our senior executive compensation program for 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

B. James Ford

Lee B. Backsen

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation paid to the chief executive officer, chief financial officer and our three other executive officers for the fiscal year ending December 31, 2006.

Summary Compensation Table
Name and Principal Position	Year End	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation (1) ($)	Change In Pension Value And Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation (4) ($)		Total ($)

Allan D. Keel Chief Executive Officer and President	2006	240,000			2,009,700	72,000		2,400		312,000

E. Joseph Grady Senior Vice President and Chief Financial Officer	2006	220,000			669,900	66,000		29,641	(2)	313,441

Tracy Price Senior Vice President -Land/Business Development	2006	185,000	11,600		522,448	44,400		1,850		241,000

Jay S. Mengle Senior Vice President – Engineering	2006	180,000	20,000		261,224	54,000		1,800		254,000

Tommy H. Atkins Senior Vice President – Exploration	2006	180,000			222,524	75,600		1,800		255,000

_________________

(1)

The following incentive bonuses were paid to executive officers in March 2007, for 2006 calendar year performance: Mr. Keel received an incentive bonus of $72,000; Mr. Grady received an incentive bonus of $66,000; Mr. Price received an incentive bonus of $44,400 and a discretionary bonus of $11,600; Mr. Mengle received an incentive bonus of $54,000 and a discretionary bonus of $20,000 and Mr. Atkins received an incentive bonus of $75,600. All executive bonuses for 2006 were paid in cash.

(2)

Pursuant to his employment contract, Mr. Grady was reimbursed a total of $27,441 in 2006 for commuting costs prior to his relocation to Houston, Texas in late 2006. Reimbursements were for housing and air fare. In addition, the Company contributed $2,200 to Mr. Grady’s 401(K) plan during 2006.

(3)

No options were granted to our executive officers in 2006. Included in this column is the amount recognized in accordance with FAS 123(R) for financial statement reporting purposes for the fiscal year ending December 31, 2006. Assumptions underlying these valuations can be found in Note 6 to our financial statements included with our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	Except as otherwise noted in footnote (2) regarding reimbursement for commuting costs incurred by Mr. Grady, these amounts represent 401(K) plan contributions by the Company during 2006.

__________________

Employment Agreements

The Company has entered into employment agreements with all its executive officers. The agreements entered with Mr. Keel (Chief Executive Officer and President) and Mr. Grady (Senior Vice President and Chief Financial Officer) each provide for a term of three years with automatic yearly extensions unless the Company or the officer elects not to extend the agreement. For calendar year 2006, and thereafter, each agreement provides for a base salary and an annual discretionary bonus of 0% to 100% of each officer’s base salary to be established by the Board or by the Compensation Committee. For calendar year ending December 31, 2006, Mr. Keel received a base salary of $240,000 and an incentive cash bonus of $72,000. For this same period, Mr. Grady received a base salary of $220,000 and an incentive cash bonus of $66,000.

Employment agreements have also been entered into with Mr. Price (Senior Vice President – Land/Business Development); Mr. Atkins (Senior Vice President – Exploration); and Mr. Mengle (Senior Vice President – Engineering). For calendar year 2006 and thereafter, each agreement provides for a base salary and an annual discretionary bonus of 0% to 70% of each officer’s base salary to be established by our Board or by the Compensation Committee. For the calendar year ending December 31, 2006, Mr. Price received a base salary of $185,000, an incentive cash bonus of $44,400 and a discretionary cash bonus of $11,600. For this same period Mr. Atkins received a base salary of $180,000 and an incentive cash bonus of $75,600 and Mr. Mengle received a base salary of $180,000, an incentive cash bonus of $54,000 and a discretionary cash bonus of $20,000.

Each of the employment agreements provides for severance and change-in-control payments in the event we terminate an officer’s employment “without Cause” or if the officer terminates for “Good Reason.”

“Cause” generally means (i) continued failure by the executive officer to perform substantially his duties and responsibilities (other than a failure resulting from permanent disability) that remains uncorrected for ten days after receipt of appropriate written notice from the Board of Directors; (ii) engagement by the executive officer in willful, reckless or grossly negligent misconduct that is materially injurious to Company or any of its affiliates, monetarily or otherwise; (iii) except as provided by (iv), the charging of the executive officer with a crime involving moral turpitude or a felony, provided that if the criminal charge is dismissed with prejudice or if the executive is acquitted at trial or on appeal, the executive officer will be deemed to have been terminated without Cause; (iv) the charging of the executive officer with an act of criminal fraud, misappropriation or personal dishonesty, provided that if the criminal charge is subsequently dismissed with prejudice or the executive officer is acquitted at trial or on appeal then the executive officer will be deemed to have been terminated without Cause; or (v) a material breach by the executive officer of any provision of the employment agreement that remains uncorrected for 10 days following written notice of such breach by the Company to the executive officer identifying the provision of the employment agreement that the Company determined was breached.

“Good Reason” generally means (i) a material breach by the Company of any provision of the employment agreement that remains uncorrected for 10 days following written notice of such breach by the executive officer to the Company identifying the provision of the employment agreement that the executive officer determined has been breached; (ii) assignment by the Board of Directors to the executive officer of any duties that materially and adversely alter the nature or status of his position, job descriptions, duties, title or responsibilities from those of such executive officer’s position, or eligibility for Company compensation plans; (iii) requirement by the Company for the executive officer to relocate anywhere other than the greater Houston, Texas metropolitan area, except for required travel on Company business to an extent substantially consistent with his obligations under their employment agreement; (iv) reduction in the executive officer’s base salary in effect at the relevant time; or (v) exclusion of the executive officer from eligibility for the Company's bonus plan as described above.

A “Change of Control” is deemed to occur when less than 10% of our Common Stock is beneficially owned by Oaktree Capital Management, LLC or its affiliates.

The employment agreements also contain provisions for payment of severance benefits upon termination of employment. A discussion of applicable severance benefits is set forth in the section titled “Potential Payments Upon Termination or Change of Control”.

Option Awards

On February 28, 2005, the Company entered into Stock Option Agreements with Messrs. Keel and Grady in conjunction with their commencement of employment with the Company. Mr. Keel received options to purchase 270,000 shares of the Company’s Common Stock at an exercise price of $9.70 per share, options to purchase 405,000 shares of the Company’s Common Stock at an exercise price of $12.50 per share, and options to purchase 540,000 shares of the Company’s Common Stock at an exercise price of $17.00 per share. Mr. Grady received options to purchase 90,000 shares of the Company’s Common Stock at an exercise price of $9.70 per share, options to purchase 135,000 shares of the Company’s Common Stock at an exercise price of $12.50 per share, and options to purchase 180,000 shares of the Company’s Common Stock at an exercise price of $17.00 per share.

On April 1, 2005, the Company entered into Stock Option Agreements with Messrs. Price, Mengle, and Atkins in conjunction with their commencement of employment with the Company. Mr. Price received options to purchase 90,000 shares of the Company’s Common Stock at an exercise price of $11.60 per share and options to purchase 180,000 shares of the Company’s Common Stock at an exercise price of $17.00 per share. Mr. Mengle received options to purchase 45,000 shares of the Company’s Common Stock at an exercise price of $11.60 per share and options to purchase 90,000 shares of the Company’s Common Stock at an exercise price of $17.00 per share. Mr. Atkins received options to purchase 38,300 shares of the Company’s Common Stock at an exercise price of $11.60 per share and options to purchase 76,700 shares of the Company’s Common Stock at an exercise price of $17.00 per share.

Each set of options granted will become vested and exercisable with respect to 15% of the shares on the first anniversary of the date granted and thereafter at the end of each full succeeding year from the date granted according to the following: 25% on the second anniversary, an additional 25% on the third anniversary and 35% on the fourth anniversary at which time each set of granted options will be fully vested and exercisable.

During 2005 there were options issued to purchase 2,240,000 shares of our Common Stock, all of which were issued to executive officers. No awards were made in 2006 to our executive officers.

Grants of Plan-Based Awards

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold (2)	Target	Maximum
Allan D. Keel	48,000	120,000	240,000
E. Joseph Grady	44,000	120,000	220,000
Tracy Price	18,500	92,500	129,500
Jay S. Mengle	18,000	90,000	126,000
Thomas H. Atkins	18,000	90,000	126,000

____________

(1)	See the Compensation Discussion and Analysis provision titled “Determining Bonuses To Be Paid” for explanation of method used to determine non-equity incentive compensation actually paid during 2006.

(2) Under the Company’s executive officer performance based incentive compensation plan this category is referred to as the “Minimum” payout level.

Bonus

See Executive Compensation, “Compensation Discussion and Analysis” – “2006 Executive Compensation Components” – “Performance Based Incentive Compensation” for a discussion of our incentive bonus plan. Actual amounts paid for fiscal year 2006 are disclosed in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Allan D. Keel	182,250	229,500	9.70	2/28/2015	8,000	50,000
		344,250	12.50	2/28/2015
		459,000	17.00	2/28/2015

E. Joseph Grady	60,750	76,500	9.70	2/28/2015	7,333	45,831
		114,750	12.50	2/28/2015
		153,000	17.00	2/28/2015

Tracy Price	40,500	76,500	11.60	4/1/2015	3,700	23,125
		153,000	17.00	4/1/2015

Jay S. Mengle	20,250	38,250	11.60	4/1/2015	3,600	22,500
		76,500	17.00	4/1/2015

Thomas H. Atkins	17,250	32,555	11.60	4/1/2015	3,600	22,500
		65,195	17.00	4/1/2015

(1) The exercisable but unexercised options vested on the first anniversary date of the date of grant. For Messrs. Keel and Grady the vesting date was February 28, 2006 and for Messrs. Price, Mengle and Atkins the vesting date was April 1, 2006.

(2) As respects the unexercisable and unexercised options, the underlying securities vest according to the following schedule: 25% on the second anniversary of the date of grant, 25% on the third anniversary of the date of grant and 35% on the fourth anniversary of the date of grant. For Messrs. Keel and Grady the initial date of grant was February 28, 2005 and for Messrs. Price, Mengle and Atkins the initial date of grant was April 1, 2005.

(3) The restricted stock awards reflected in this column vested on March 1, 2007.

Option Exercises and Stock Vesting

For the fiscal year ending December 31, 2006, no executive officer exercised a stock option award nor did a restricted stock award vest during this period.

Nonqualified Deferred Compensation

No executive officer participated in a Nonqualified Deferred Compensation Plan during the fiscal year ending December 31, 2006.

Pension Benefits

The Company does not provide a pension plan for its executive officers and non-executive employees.

Potential Payments Upon Termination or Change of Control.

Payments that would have been payable to executive officers upon a termination or change of control, assuming such event had occurred during the fiscal year ending December 31, 2006, are set forth in the respective employment agreement between the executive officer and the Company. Each employment agreement contains similar but not identical provisions regarding payments upon termination or change in control and relevant provisions of those agreements are described above under the Summary Compensation Table, as well as below.

Severance Payments

Regarding Messrs. Keel and Grady, if their employment is terminated by the Company without Cause or by them for Good Reason, and subject to their observance of certain non-compete and release of liability agreements, they will receive a severance payment consisting of (i) a cash amount equal to the greater of (a) two times the sum of their respective base salaries for the current calendar year plus their prior year’s annual bonus and (b) $600,000 and (ii) health insurance benefits for two years from the termination date. Had the employment of Messrs. Keel and Grady been terminated by the Company without Cause or by them for Good Reason in 2006, they would have been paid $600,000 plus the value of health insurance benefits for two years from the termination date, estimated at $12,669 each per year.

With respect to Messrs. Price, Mengle and Atkins, if their employment is terminated by the Company without Cause or by them for Good Reason, and subject to their observance of certain non-compete and release of liability agreements, they will receive a severance payment consisting of (i) a cash amount equal to the greater of (a) two times the sum of their respective base salaries for the current calendar year plus their prior year’s annual bonus and (b) $500,000 and (ii) health insurance benefits for two years from the termination date. Had the employment of Messrs. Price, Mengle and Atkins been terminated by the Company without Cause or by them for Good Reason in 2006, they would have been paid $500,000 plus the value of health insurance benefits for two years from the termination date, estimated at $12,669 each per year for Messrs. Price and Atkins and estimated at $9,192 per year for Mr. Mengle.

If no annual bonus was paid to an executive officer during the year before the year in which their employment was terminated, the officer is entitled to the greater of (i) the amount of the annual bonus most recently paid to such executive officer and (ii) their target bonus for the calendar year in which termination occurs.

If not in connection with a Change of Control, the Company terminates the executive officer without Cause or the officer terminates their employment for Good Reason, the executive officer will receive half of the cash severance amount in a lump sum within 15 days of termination. The executive officer will not be entitled to the remainder of the cash severance payment, or the second year of health insurance benefits, unless they give notice to the Company within 30 days of the conclusion of the 12 month period following their termination date that they agree to comply with the non-compete and non-solicitation provisions of their respective employment agreements for an additional 12 month period. In such event, the executive officer will receive the remainder of their severance payment and an extension of their health insurance benefits for an additional year and the remainder of the cash severance payment, payable monthly over the second 12 month period following their termination.

If an executive officer’s employment is terminated because of death or permanent disability, the family members covered by the Company’s group health plan will be reimbursed for the group health plan continuation coverage they elect to receive under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for up to 18 months, provided a member of the executive officer’s family provides timely notice to the health plan administrator of the executive officer’s death or permanent disability.

Under each executive officer’s stock option agreements and restricted stock awards under the 2005 Stock Incentive Plan, in the event of a Change of Control, termination by the Company without Cause or termination by the executive officer for Good Reason, each executive officer’s unvested options and unvested restricted stock will become fully vested and, in the case of options, exercisable with respect to 100% of such shares, resulting in the vesting of 1,032,750 shares for Mr. Keel, 344,250 shares for Mr. Grady, 229,500 shares for Mr. Price, 114,750 shares for Mr. Mengle and 97,750 shares for Mr. Atkins. As of December 31, 2006, the aggregate value of option shares held by the executive officers was $0.00, as the closing price of the Company’s Common Stock on that date was less than the exercise price of the stock options.

With regard to unvested restricted stock held by the executive officers as of December 31, 2006, Mr. Keel held 8,000 shares, Mr. Grady held 7,334 shares, and Mr. Price held 3,700 shares and Messrs. Mengle and Atkins each held 3,600 shares. The aggregate value of such shares was $50,000 for Mr. Keel, $45,838 for Mr. Grady, $23,125 for Mr. Price and $22,500 for both Messrs. Mengle and Atkins. All such restricted stock shares vested on March 1, 2007. However, had the employment of an executive officer been terminated by the Company without Cause prior to such date, then the vesting date of such restricted stock would have been automatically accelerated as of the date of termination.

In the event of death or disability during 2007, each executive officer will be deemed to have served until the next anniversary of the option grant date following the date of their death or permanent disability, resulting in the vesting of 607,500 shares for Mr. Keel, 202,500 shares for Mr. Grady, 135,000 shares for Mr. Price, 67,500 shares for Mr. Mengle and 57,500 shares for Mr. Atkins. As of December 31, 2006, the aggregate value of these option shares was $0.00, as the closing price of the Company’s Common Stock on that date was less than the exercise price of the stock options.

Change of Control

If the severance payment is made as a result of termination by the Company without Cause or by the Employee for Good Reason within 90 days before or 12 months after a Change of Control, the Company will pay the entire cash severance amount in a lump sum upon the earlier to occur of (i) the date on which the Change of Control occurs and (ii) the executive officer’s effective date of termination.

Non-Compete and Non-Solicitation Provisions

The agreements generally require that each executive officer not engage in competition with the Company in any geographic area in which the Company owns a material amount of oil, gas or other mineral properties, during the period commencing with executive officer’s initial date of hire and ending: (i) except as contemplated by (ii) or (iii), 12 months following the date of termination of their employment by the Company without Cause or by the executive officer for Good Reason, (ii) 24 months following the date of termination of the executive officer’s employment with the Company (a) by the Company for Cause, or (b) if the executive officer gives notice of their desire to accept the extension of such period to receive additional severance benefits, as discussed above, and the executive officer’s employment has been terminated by the Company without Cause or by the executive officer for Good Reason, and (iii) 12 months, if the executive officer’s employment is terminated by the Company without Cause or the executive officer terminates their employment for Good Reason within 12 months following a Change of Control. Each executive officer is also subject to non-solicitation provisions during the term of the non-compete provisions prohibiting the executive officer from inducing or soliciting any other employee or officer of the Company to terminate their employment with the Company.

Gross Up Payments

Pursuant to their respective employment agreements, if it is determined that any payment, award, benefit or distribution (or an acceleration of any payment, award, benefit or distribution) to an executive officer by the Company or by another entity in the event of a Change in Control is subject to the imposition of an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the executive officer with respect to such excise tax (“Excise Tax”), the Company will pay the executive officer an additional payment (a “Gross Up Payment”) in an amount equal to such Excise Tax.

Compensation of Directors

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Skardon F. Baker	2006	18,000	—	—	—	—	—	18,000
B. James Ford	2006	21,000	—	—	—	—	—	21,000
Lon McCain	2006	29,667	10,000	—	—	—	—	39,667
Lee B. Backsen	2006	20,000	10,000	—	—	—	—	30,000

On June 1, 2005, the Board approved a compensation plan for non-employee directors (the “Plan”) providing for a $10,000 annual retainer, with a $2,000 meeting attendance fee ($1,000 if by telephone) for a maximum of $8,000 per director per year, with an additional fee payable for attendance of committee meetings held on days other than those on which the Board meets. The chairman of the Audit and Compensation Committee is entitled to receive an annual retainer of $5,000 and $2,500, respectively.

Under the Plan, each non-employee director receives $15,000 of restricted Common Stock for his first year of service subject to a two year vesting schedule. Upon re-election, each non-employee director receives $10,000 in restricted Common Stock, subject to a one year stock vesting requirement. The number of shares to be awarded is determined based on the fair market value of the Company’s Common Stock as of the close of trading on the date of grant.

In addition, the Plan provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings.

STATUS OF EQUITY COMPENSATION PLANS

The following table shows the Company’s stockholder approved and non-stockholder approved equity compensation plans as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,326,800	$13.71	661,250
Equity compensation plans not approved by security holders	3,000	$ 0.10	0
Total	2,329,800	$ 13.71	661,250

Our three equity compensation plans with outstanding options that have been approved by the Company’s shareholders to-date are our (i) amended and restated 1994 Employee Stock Option Plan, which terminated in February 2004, (ii) 2004 Stock Option and Compensation Plan and (iii) 2005 Stock Incentive Plan. Although we sought and obtained stockholder approval of the 2004 Stock Option and Compensation Plan, neither the plan itself nor the outstanding grants were contingent on stockholder approval.

We have issued options for 2,176,000 shares of Common Stock at a weighted-average exercise price of $14.28 per share under the 2005 Stock Incentive Plan (“2005 Plan”). The aggregate number of shares of our Common Stock that may be issued and outstanding pursuant to the exercise of awards under the 2005 Plan may not exceed 2,852,500 shares, reduced by 152,250 shares (the number of shares of outstanding options and awards granted under the 2004 Plan). Options covering a total of 661,250 shares of Common Stock are available to be issued under the 2005 Plan.

Additionally, in prior years warrants were occasionally issued to lenders or guarantors on loans to the Company as additional consideration for entering into the loans or guaranties. All currently outstanding warrants were issued to Mr. Keel as consideration for a loan by him to the Company. The loan has subsequently been repaid. The warrants have an exercise price of $.10 per share and entitle the warrant holder to purchase up to 3,000 shares of Common Stock. Their expiration date is January 10, 2008.

The weighted-average exercise price per share of our outstanding options under the amended and restated 1994 Employee Stock Option Plan and 2004 Stock Option and Compensation Plan is $9.02 and $4.74, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no relationships required to be disclosed under this section.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Transactions with our directors, executive officers, principal stockholders or affiliates must be at terms that are no less than favorable to us than those available from third parties and must be approved in advance by a majority of disinterested members of the Board of Directors.

There were no related party transactions during the fiscal year ending December 31, 2006.

VOTE REQUIRED AND BOARD RECOMMENDATION

Each of the two Common/Series H Nominees must be elected by a plurality of votes cast by holders of the Common Stock and Series H Preferred Stock entitled to vote at the Annual Meeting.

Each of the three Series G Nominees must be elected by a majority of votes cast by holders of the Series G Preferred Stock entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RE-ELECTION OF THE FIVE NOMINEES TO THE BOARD OF DIRECTORS. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Proposal 2

Ratification of the Appointment of Our Independent Auditors

With authority granted by our Board of Directors, the Audit Committee of our Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2007, and our Board of Directors recommends that our stockholders vote “FOR” ratification of such appointment.

The Audit Committee of the Board of Directors of the Company had previously recommended and approved the selection of the accounting firm of Grant Thornton to replace the firm of Weaver and Tidwell, L.L.P. (“Weaver and Tidwell”) as the Company’s independent accountants for the calendar years ended December 31, 2005 and December 31, 2004.

Weaver and Tidwell did not resign or decline to stand for reelection, but was dismissed effective July 19, 2005, to allow the appointment of Grant Thornton as the Company’s principal accountants as of this date. Weaver and Tidwell’s opinion regarding the financial statements of the Company for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except its report dated March 19, 2004, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which raised substantial doubt regarding the Company’s ability to continue as a going concern. The Company is not aware of any disagreements with the Company’s former accountant during the past two most recent fiscal years and the subsequent interim period up to the date of dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Weaver and Tidwell, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Additionally, there were no reportable events pursuant to Item 304(a)(v) of Regulation S-K under the Securities Act of 1933.

During the Company’s last two fiscal years and the subsequent interim period up to the date of engagement, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in each case where written or oral advice was provided, that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or reportable event, as those terms are described in Item 304(a)(iv) and Item 304(a)(v), respectively, of Regulation S-K under the Securities Act of 1933.

The Company has provided Weaver and Tidwell with a copy of the disclosures the Company is making in this proxy statement, which were initially made in a Current Report on Form 8-K filed on July 21, 2005, in response to the disclosures required by Regulation S-K, Item 304(a), under the Securities Act of 1933. The former accountant has been provided an opportunity to furnish the Company with a letter addressed to the SEC expressing its agreement and absence of any disagreement with the statements made by the Company in response to this Item. A letter to such effect was attached as Exhibit 99.2 to such Current Report on Form 8-K.

A representative of Grant Thornton is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from our stockholders.

Grant Thornton LLP’s fees for professional services totaled $171,200 for 2006 and $257,456 for 2005. Grant Thornton LLP’s fees for professional services included the following:

•

Audit Services – fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations were $171,200 in 2006 and $257,456 in 2005. These fees include audit fees for the performance of annual audits of our financial statements for both the fiscal years ending December 31, 2006 and December 31, 2005.

•	Audit-Related Services - No fees for audit-related services were incurred in 2006 or 2005.
•	Tax Services – there were no tax services or other fees incurred and payable to Grant Thornton in 2006 or 2005.

Weaver and Tidwell’s fees for professional services totaled $6,600 for 2006 and $32,026 in 2005. Weaver and Tidwell’s fees for professional services included the following:

•

Audit Services – During 2006 and 2005, Weaver and Tidwell issued consent letters approving the use of the results of an audit conducted by them covering audited consolidated statement of operations, stockholders’ equity and cash flows of the Company for the year ended December 31, 2003. The fees charged by Weaver & Tidwell to issue these consent letters were $4,200 in 2006 and $8,200 in 2005.

•

Audit-Related Services – fees for audit-related services, consisting of reviews of registration statements were $2,400 in 2006 and $23,826 in 2005. These fees were incurred in connection with their review of our Registration Statement on Form S-1 filed for the benefit of certain selling shareholders, which was initially filed in June 2004.

•	Tax Services – there were no tax services or other fees incurred and payable to Weaver & Tidwell in fiscal years 2006 and 2005.

The Audit Committee has considered whether the non-audit services provided to the Company by Grant Thornton impaired the independence of Grant Thornton and concluded that they did not.

All of Grant Thornton’s fees for 2006 and 2005, and Weaver and Tidwell’s fees for 2005, were pre-approved by the Audit Committee through formal engagement letters with those entities. The policy of the Audit Committee and the Board, as applicable, is to pre-approve all services by the Company’s independent accountants. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by the Company’s independent accountants to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent accountants’ independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent accountants must be pre-approved by the Audit Committee.

VOTE REQUIRED AND BOARD RECOMMENDATION

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2007.

REPORT REGARDING AUDITED FINANCIAL STATEMENTS

The Audit Committee has reviewed and discussed with management, and our independent auditors, our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

The Audit Committee has received and reviewed the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”). The Audit Committee has discussed with the independent auditors the matters to be discussed by SAS 61 (Codification of Statements of Auditing Standards AU § 380), and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee has determined that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, to be filed with the SEC.

Lon McCain

Skardon F. Baker

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 3, 2007 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially 5% or more of the outstanding Common Stock, each director, each director nominee, certain named executive officers, and the directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus by that stockholder are deemed outstanding.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent %

Allan D. Keel(1, 2)	Common	539,916	13.93
	Series G	600	*
E. Joseph Grady(2, 3)	Common	169,334	4.83
Tracy Price(2, 12)	Common	111,700	3.24
Thomas H. Atkins(2, 13)	Common	49,600	1.47
Jay S. Mengle(2, 14)	Common	79,650	2.33
B. James Ford(4,5)	Common	0	*
Skardon F. Baker(4,5)	Common	0	*
Lee B. Backsen(2, 15)	Common	2,905	*
Lon McCain(2, 15)	Common	2,905	*
All current directors and officers as a group (9 persons)(6)	Common	956,260	22.26
	Series G	600	*
Oaktree Capital Management, LLC(5, 7)	Common	5,273,000	61.26
	Series G	76,700	94.70
	Series H	2,000	38.39
J. Virgil Waggoner(8,9)	Common	1,637,700	32.93
	Series H	3,000	57.58
	Series E	9,000	100.00
Gregory P. Pipkin(10)	Common	360,154	9.75
	Series G	500	*

_______________

*	Denotes less than 1% of class beneficially owned
1.

Reported Common Stock includes 12,000 shares held directly, 38,916 shares underlying convertible preferred stock, 3,000 shares underlying warrants to purchase Common Stock and options to acquire 182,250 shares of Common Stock that vested on February 28, 2006 and 303,750 shares that vested on February 28, 2007.

2.	Shareholder’s current address is 480 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77060.
3.	Reported Common Stock includes 7,334 shares held directly and options to acquire 60,750 that vested on February 28, 2006 and 101,250 shares that vested on February 28, 2007.

4.	Excludes shares held by OCM GW Holdings, LLC, of which the Messrs. Ford and Baker both disclaim beneficial ownership.
5.	Shareholder’s address is c/o Oaktree Capital Management, LLC, 333 South Grand Avenue, Los Angeles, California 90071.
6.

Includes 58,094 shares held directly; 859,950 shares subject to currently exercisable options; 3,000 shares subject to currently exercisable warrants, and 38,916 shares underlying convertible preferred stock.

7.

Reported Common Stock includes 5,260,359 shares underlying Series G and Series H convertible preferred stock (including accrued dividends on the Series G Preferred Stock) and 12,667 shares in each case held directly by OCM GW Holdings, LLC. OCM Principal Opportunities Fund III, L.P. (“Fund”) and OCM Principal Opportunities Fund IIIA, L.P. (“Fund IIIA”) are the direct beneficial owners of OCM GW Holdings, LLC. Fund is the managing member of Holdings and Oaktree Capital Management LLC (“Oaktree”) is the managing member of OCM Principal Opportunities Fund III GP, LLC (“Fund GP”), the general partner of the Fund and Fund IIIA. Although each of Fund, Fund IIIA, Fund GP and Oaktree may be deemed an indirect beneficial owner of the securities, each of them disclaims beneficial ownership of those shares except to the extent of its pecuniary interest in them.

8.

Reported Common Stock includes 919,333 held directly, 428,572 shares underlying Series H convertible preferred stock, 287,795 shares underlying Series E convertible preferred stock (including accrued dividends thereon), and 2,000 shares subject to currently exercisable options. The shareholder granted OCM GW Holdings, LLC an irrevocable proxy and entered into Share Restriction Agreement on February 28, 2005, which currently applies only to class votes of the Series H Preferred Stock.

9.	Shareholder’s address is 6605 Cypresswood Drive, Suite 250, Spring, Texas 77379.
10.

Shareholder’s address is 11227 Smithdale Road, Houston, Texas 77024. Reported Common Stock includes 327,724 shares held directly, 32,430 shares of Common Stock that may be received upon conversion of Series G Convertible Preferred Stock beneficially owned by the reporting person, including shares of Common Stock that may be received upon conversion of accrued and unpaid dividends on the Series G Convertible Preferred Stock, and 3,236 shares of Common Stock owned by Core Natural Resources GP, LLC, of which reporting person is the sole member.

12.	Reported Common Stock includes 3,700 shares held directly and 40,500 shares that vested on April 1, 2006 and 67,500 shares that vested on April 1, 2007.
13.	Reported Common Stock includes 3,600 shares held directly and 17,250 shares that vested on April 1, 2006 and 28,750 shares that vested on April 1, 2007.
14.	Reported Common Stock includes 22,150 shares directly held by Mr. Mengle, 3,500 shares held by his wife and 20,250 shares that vested on April 1, 2006 and 33,750 shares that vested on April 1, 2007.
15.	Reported Common Stock includes 2,905 shares each held directly by Messrs. McCain and Backsen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to 2006, or written representations from certain reporting persons, we believe that our officers, directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements, except that Mr. Waggoner was late in filing for one transaction by one day involving the sale of Common Stock. An executive officer, Mr. Mengle, was late filing a report by four days covering a purchase of Common Stock.

STOCKHOLDERS’ PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 2008 Annual Meeting of Stockholders they must be received by us not later than December 13, 2007. Such proposals should be directed to Crimson Exploration Inc., 717 Texas, Suite 2900, Houston, Texas 77002, and Attention: Stephen W. Schoppe, Acting Secretary.

OTHER BUSINESS

The Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

MISCELLANEOUS

We will bear all costs incurred in the solicitation of Proxies. In addition to solicitation by mail, our officers and employees may solicit Proxies by telephone, telegraph or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. We have not engaged a proxy solicitor.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Stephen W. Schoppe, Acting Secretary, 717 Texas, Suite 2900, Houston, Texas 77002, by registered, certified or express mail.

Our Annual Report to Stockholders, including financial statements for the year ended December 31, 2006, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

Houston, Texas

April 10, 2007

By Order of the Board of Directors

/s/ Allan D. Keel

Allan D. Keel,

President and Chief Executive Officer

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CRIMSON EXPLORATION INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGTON, NY 11735

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CRIMSON EXPLORATION INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CRIMSON EXPLORATION INC, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRIMSON EXPLORATION INC. THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2.		For All		Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
1. ELECTION OF DIRECTORS		☐		☐	☐
Series G Nominees 1)Allan D. Keel 2)B. James Ford 3)Skardon F. Baker	Common/Series H Nominees 4)Lee B. Backsen 5)Lon McCain

Vote on Proposals
2. To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending 12/31/2007.						For ☐	Against ☐	Abstain ☐
3. In the discretion of the Proxy holder, on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

The shares represented by this Proxy will be voted as directed. Where no direction is given, the shares will be voted FOR matters 1 and 2 above. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

HOUSEHOLD ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)				Date

CRIMSON EXPLORATION INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCK HOLDERS MAY 10, 2007

The stockholder(s) hereby appoint(s) Stephen W. Schoppe, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred Stock of Crimson Exploration Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. central daylight time on May 10, 2007, at 717 Texas, Suite 2900, Houston, TX 77002, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: